Exhibit 99.1

For Immediate Release	Media Contact:
Andrea Smith

June 7, 2005	702/334-5843
Analyst Contact: Britta Carlson
702/367-5624

Sierra Pacific Resources General Counsel Leaves Company

Acting Replacement Named

Las Vegas, Nev. — Sierra Pacific Resources (NYSE:SRP) today announced that Ernest E. East, general counsel and corporate secretary, has resigned from the company. East plans to return to the gaming industry where he was employed previously.

Effective immediately, Colleen Rice will serve as acting general counsel and acting corporate secretary.

“We thank Ernie for his service to the company and wish him all the best in the next phase of his career,” said Walt Higgins, chairman and chief executive officer of Sierra Pacific Resources.

The company has initiated a search for a permanent replacement for East.

Headquartered in Nevada, Sierra Pacific Resources is a holding company whose principal subsidiaries are Nevada Power Company, the electric utility for most of southern Nevada, and Sierra Pacific Power Company, the electric utility for most of northern Nevada and the Lake Tahoe area of California. Sierra Pacific Power Company also distributes natural gas in the Reno-Sparks area of northern Nevada. Other subsidiaries include the

Tuscarora Gas Pipeline Company, which owns 50 percent interest in an interstate natural gas transmission partnership and several unregulated energy services companies.

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